EXHIBIT 99.3

BeAtHome, Inc.

Financial Statements
As of December 31, 2001 and 2000
Together with Report of Independent Public Accountants

Report of Independent Public Accountants

To the Board of Directors
of BeAtHome, Inc.:

We have audited the accompanying balance sheets of BeAtHome, Inc. (a North Dakota corporation) as of December 31, 2001 and 2000, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BeAtHome, Inc. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/	ARTHUR ANDERSEN LLP

San Jose, California
March 1, 2002

BeAtHome, Inc.

Balance Sheets—December 31, 2001 and 2000

	2001	2000
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$37,143	$896,255
Short-term investments	2,688	—
Notes receivable	—	100,000
Accounts receivable, net of allowances of $6,390 and $-0- in 2001 and 2000, respectively	47,485	48,456
Inventories	—	226,567
Prepaid expenses and other current assets	24,100	28,580

Total current assets	111,416	1,299,858

PROPERTY AND EQUIPMENT, at cost:
Computer and other equipment	527,025	512,248
Furniture and fixtures	136,710	57,675
Leasehold improvements	36,402	17,615

	700,137	587,538
Less: Accumulated depreciation and amortization	(353,687)	(117,324)

	346,450	470,214
DEPOSITS	4,117	4,117

	$461,983	$1,774,189

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Current portion of development fund loans	$195,242	$25,195
Current portion of equipment notes payable	250,000	—
Revolving credit loan	300,000	—
Bank overdraft	9,927	—
Promissory notes payable	1,335,156	—
Accounts payable	747,447	196,779
Accrued liabilities	638,260	52,717

Total current liabilities	3,476,032	274,691

DEVELOPMENT FUND LOANS, net of current portion	—	37,502
EQUIPMENT NOTES PAYABLE, net of current portion	—	250,000
COMMITMENTS AND CONTINGENCIES (Note 7)
STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock—$.01 par value:
Authorized—5,000,000 shares
Outstanding—1,568,125 shares in 2001 and 2,660,825 shares in 2000	15,681	26,608
Additional paid-in capital	5,116,019	4,063,192
Accumulated deficit	(8,145,749)	(2,877,804)

Total stockholders’ equity (deficit)	(3,014,049)	1,211,996

	$461,983	$1,774,189

The accompanying notes are an integral part of these financial statements.

BeAtHome, Inc.

Statements of Operations
For the Years Ended December 31, 2001 and 2000

	2001	2000
REVENUES:
Product	$463,099	$254,429
Service	27,986	8,573

Total revenues	491,085	263,002

COST OF REVENUES:
Cost of product	966,333	314,833
Cost of service	579,321	314,774

Total cost of revenues	1,545,654	629,607

Gross margin	(1,054,569)	(366,605)

OPERATING COST AND EXPENSES:
Product development	1,308,752	1,026,719
Sales and marketing	1,097,840	729,400
General and administrative	1,607,935	676,541
Impairment of long-lived assets	125,000	—

Total operating expenses	4,139,527	2,432,660

Loss from operations	(5,194,096)	(2,799,265)
OTHER INCOME/(EXPENSE), net	(73,849)	5,684

Net loss	$(5,267,945)	$(2,793,581)

The accompanying notes are an integral part of these financial statements.

BeAtHome, Inc.

Statements of Stockholders’ Equity (Deficit)
For the Years Ended December 31, 2001 and 2000

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total
	Shares	Amount
BALANCE AT DECEMBER 31, 1999	2,075,000	$20,750	299,251	$(84,223)	235,778
Issuance of common stock	585,825	5,858	3,763,941	—	3,769,799
Net loss	—	—	—	(2,793,581)	(2,793,581)

BALANCE AT DECEMBER 31, 2000	2,660,825	26,608	4,063,192	(2,877,804)	1,211,996
Issuance of common stock	107,300	1,073	1,040,827	—	1,041,900
Founder stock forfeited	(1,200,000)	(12,000)	12,000	—	—
Net loss	—	—	—	(5,267,945)	(5,267,945)

BALANCE AT DECEMBER 31, 2001	1,568,125	$15,681	$5,116,019	$(8,145,749)	$(3,014,049)

The accompanying notes are an integral part of these financial statements.

BeAt Home, Inc.

Statements of Cash Flows
For the Years Ended December 31, 2001 and 2000

	2001	2000
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,267,945)	$(2,793,581)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	236,363	116,929
Provision for doubtful accounts	6,390	—
Provision to reduce inventories to net realizable value	313,821	—
Impairment of long-lived assets	125,000	—
Changes in assets and liabilities:
Accounts receivable	(5,419)	(48,456)
Inventory	(87,254)	(216,100)
Prepaids and other current assets	4,480	(28,580)
Deposits	—	(1,895)
Accounts payable	550,668	183,039
Accrued liabilities	585,543	52,717

Net cash used in operating activities	(3,538,353)	(2,735,927)

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in short-term investments	(2,688)	—
Capital expenditures	(237,599)	(329,452)

Net cash used in investing activities	(240,287)	(329,452)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds received from development fund loans	140,000	70,000
Principal payments made on development fund loans	(7,455)	(7,303)
Proceeds received from revolving credit loan	300,000	—
Bank overdraft	9,927	—
Proceeds received from promissory notes payable	1,350,156	—
Principal payments made on promissory notes payable	(15,000)	—
Proceeds received from sale of common stock	1,041,900	3,669,799
Proceeds received from repayment of notes receivable	100,000	—

Net cash provided by financing activities	2,919,528	3,732,496

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(859,112)	667,117
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	896,255	229,138

CASH AND CASH EQUIVALENTS AT END OF YEAR	$37,143	$896,255

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash Paid for interest	$42,896	$10,715

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of equipment notes payable for equipment	$—	$250,000

Issuance of common stock for notes receivable	$—	$100,000

The accompanying notes are an integral part of these financial statements.

BeAtHome, Inc.

Notes to Financial Statements
December 31, 2001

1.    Organization of the Company

BeAtHome, Inc. (the “Company”) was incorporated in June 1999 primarily for the purpose of designing, developing, manufacturing and selling internet-based home automation systems. The Company operates in one segment and provides a flexible, scalable infrastructure to manage, control and gather information from devices in the home, buildings and remote sites.

The Company was in the development stage until September 1, 2000, at which point, it began to generate revenue from the sale of its products and services. The Company is subject to a number of risks associated with companies at a similar stage of development, including, but not limited to: a history of losses; undetermined market acceptance; competition from larger, more established companies; volatility of the industry and rapid technological change; dependence on key manufacturers and key personnel and the ability to obtain adequate funding to support its working capital needs and future growth.

On January 31, 2002, the Company was acquired by Echelon Corporation (“Echelon”), a company headquartered in San Jose, California, which is a developer of LonWorks hardware and software products. Prior to the acquisition, the Company borrowed approximately $3.5 million in cash from Echelon, which was used to fund operations and pay off certain of its outstanding debt obligations. These loans were forgiven upon the completion of the acquisition. In addition, the Company received approximately $2.0 million in cash in exchange for all of its outstanding stock.

On January 21, 2002 (prior to the acquisition by Echelon), the Company amended its Articles of Incorporation and recapitalized the Company as follows:

•
Amended its Articles of Incorporation to issue 4,000,000 shares of $0.01 par value voting common stock, 400,000 shares of $0.01 par value Series A preferred stock, 400,000 shares of $0.01 par value Series B preferred stock and 200,000 shares of $0.01 par value Series C preferred stock. Each series of preferred stock shall have all the same rights and preferences as the common stock, except that the holders of the Series A, B and C preferred stock shall have a liquidation and merger consideration preference (of equal priority among all series) of $4.00, $8.00 and $10.00 per share, respectively.

•
Each share of common stock originally issued by the Company at $4.00 per share was converted into one share of Series A preferred stock, resulting in the conversion of 304,200 shares of common stock into 304,200 shares of Series A preferred stock.

•
Each share of common stock originally issued by the Company at $8.00 per share was converted into one share of Series B preferred stock, resulting in the conversion of 372,175 shares of common stock into 372,175 shares of Series A preferred stock.

•
Each share of common stock originally issued by the Company at $10.00 per share was converted into one share of Series C preferred stock, resulting in the conversion of 91,750 shares of common stock into 91,750 shares of Series C preferred stock.

•
All outstanding options to purchase common stock were purchased by the Company at $0.02 per share resulting in the purchase and termination of options to purchase 329,265 shares of common stock in exchange for $6,585 paid to the option holders. In addition, the Stock Option Plan was terminated.

BeAtHome, Inc.

NOTES TO FINANCIAL STATEMENTS—(Continued)

2.    Summary of Significant Accounting Policies

Use of Estimates in Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Statements of Cash Flows

For purposes of the statements of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist solely of funds held in general checking accounts and money market accounts.

Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market. When required, provisions are made to reduce excess and obsolete inventories to their estimated net realizable value. Inventories consist of the following (net of reserves):

	December 31,
	2001	2000
Raw materials and subassemblies	$—	$176,200
Finished goods	—	50,367

	$—	$226,567

Property and Equipment

Depreciation is provided on property and equipment using the straight-line method over an estimated useful life of three to seven years. Leasehold improvements are amortized using the straight-line method over the shorter of the corresponding lease term or the estimated useful life.

Accrued Liabilities

Accrued liabilities consist of the following:

	December 31,
	2001	2000
Accrued payroll and related	$108,861	$38,866
Accrued severance	140,000	—
Deferred revenue	307,803	—
Accrued other	81,596	13,851

	$638,260	$52,717

Accounting for Impairment of Long-Lived Assets

The Company assesses the need to record impairment losses on long-lived assets used in operations when indicators of impairment are present. On an ongoing basis, management reviews the value and period of amortization and depreciation of long-lived assets. During this review, the significant assumptions used in

BeAtHome, Inc.

NOTES TO FINANCIAL STATEMENTS—(Continued)

determining the original cost of long-lived assets are re-evaluated. Although the assumptions may vary from transaction to transaction, they generally include operating results, cash flows and other indicators of value.

Management then determines whether there has been a permanent impairment of the value of long-lived assets by comparing future estimated undiscounted cash flows to the asset’s carrying value. If the estimated future undiscounted cash flows exceed the carrying value of the asset, a loss is recorded as the excess of the asset’s carrying value over fair value. The Company recorded $125,000 and $ -0- as write-downs for the impairment of long-lived assets in the years ended December 31, 2001 and 2000, respectively.

Revenue Recognition

The Company’s revenues are derived primarily from the sale of its products. Product revenues consist of revenues from hardware sales. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, collectibility is probable and there are no post-delivery obligations. For hardware sales, these criteria are generally met at the time of shipment to the customer. Service revenue is recognized ratably over the service period.

Service revenue consists primarily of fees received from customer support and installation services. During 2001, the Company entered into a software development agreement whereby the Company is to provide hardware and software development support services. Under the agreement, of which no revenue has been recognized, the customer has the right to receive a full refund of all payments made to the Company if the development services are not completed on a timely basis. At December 31, 2001, all amounts that were received under this agreement have been classified in accrued liabilities in the accompanying balance sheet as amounts were subsequently refunded and all expenses have been classified as costs of service in the accompanying statement of operations.

One customer accounted for 7% and 44% of total revenues for 2001 and 2000, respectively.

Software Development Costs

Under the criteria set forth in SFAS No. 86, “Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed,” capitalization of software development costs begins upon the establishment of technological feasibility of the product. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs requires considerable judgement by management with respect to certain external factors, including, but not limited to, anticipated future gross product revenues, estimated economic life and changes in software and hardware technology. Amounts that could have been capitalized under this statement after consideration of the above factors were immaterial and, therefore, no software development costs have been capitalized by the Company to date.

Stock Compensation

The Company adopted the disclosure provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation.” As allowed under the provisions of SFAS No. 123, the Company has continued to apply Accounting Principles Board Opinion No. 25 (“APB No. 25”), “Accounting for Stock Issued to Employees,” and the related interpretations in accounting for its stock option plan. See Note 9 for a summary of the disclosure provisions under SFAS No. 123.

Recent Accounting Pronouncements

In August 2001, the Financial Accounting Standards Board issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 addresses financial accounting and reporting for the long-lived assets to be held and used, and disposed of. The Statement will be effective for financial statements issued for fiscal years beginning after December 15, 2001. Although the Company does not currently expect the adoption of SFAS No. 144 to have a material impact on its financial statements, the Company will continue to assess any impairment of its long-lived assets.

BeAtHome, Inc.

NOTES TO FINANCIAL STATEMENTS—(Continued)

3.    Development Fund Loans

In May 2000, the Company entered into a development fund loan agreement with the North Dakota Development Fund for capital expenditures. In April 2001, the Company entered into a second development fund loan agreement for capital expenditures. The loans are secured by the Company’s office equipment, computers, furniture, software and related equipment and mature in June 2003 and April 2004, respectively. Interest on the loans is 7% and is payable monthly. As of December 31, 2001, the total balance outstanding on both loans was $195,242, which is classified as being current since both loans were renegotiated in January 2002. The loans contain certain financial covenants which the Company was not in compliance with as of December 31, 2001. The outstanding balance was fully repaid as of January 31, 2002.

4.    Equipment Notes Payable

In June 2000, the Company entered into a contract manufacturing agreement. Pursuant to the agreement, the contract manufacturer designed tooling machinery necessary to manufacture the specified product in exchange for a $250,000 note issued by the Company. The agreement calls for principal and interest to be paid off in $25 increments that are added to the first 11,880 units ordered. Interest on the note is 9% per annum. In the event that the Company does not purchase a sufficient number of units to recover the entire amount of principal and interest within two years of the agreement, the Company has six months to pay the remaining balance. The outstanding balance was fully repaid as of January 31, 2002.

5.    Revolving Credit Loan

In May 2001, the Company entered into a revolving credit agreement with a bank that allows for borrowings of up to $300,000 for working capital purposes and matures in March 2002. Interest is payable monthly and is computed at the Bank’s prime rate plus 0.25%. The interest rate at December 31, 2001 was 5.00%. As of December 31, 2001, the Company had $300,000 drawn against the revolving credit loan. The loan is secured by the Company’s receivables, inventories and property and equipment. The revolving credit loan agreement contains certain financial covenants. As of December 31, 2001, the Company was in compliance with its financial covenants. The outstanding balance was fully repaid as of January 31, 2002.

6.    Promissory Notes Payable

During 2001, the Company issued promissory notes to certain employees, shareholders and third parties for proceeds totaling $1,350,156. The notes bear interest between 5% and 12% per annum and mature through October 2002. As of December 31, 2001, $1,335,156 of the balance remains outstanding and consists of the following:

Outstanding Balance
Echelon Corporation	$550,000
Shareholders/Employees	690,000
Other	95,156

Total	$1,335,156

The outstanding balance was fully repaid as of January 31, 2002.

7.    Commitments and Contingencies

The Company leases its facilities and certain equipment under noncancelable operating leases which expire at various dates through 2007. As of December 31, 2001, the future minimum lease commitments under all leases were as follows:

Year Ending December 31,

2002	$205,997
2003	129,679
2004	79,756
2005	80,969
2006 and thereafter	95,913

Total minimum lease payments	$592,314

BeAtHome, Inc.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Rent expense for the years ended December 31, 2001 and 2000 was $239,068 and $124,072, respectively.

In March 2002, the Company renewed the operating lease for its facilities. The lease expires February 28, 2007 and provides for aggregate payments of $399,868 over the life of the lease, which is reflected in the above schedule.

8.    Common Stock

In April 2000, the board of directors declared a 100-for-1 stock split of the Company’s common stock in the form of a 100% stock dividend. At the same time, the Company increased its total authorized common shares from 50,000 to 5,000,000. The effect of this split has been retroactively reflected in the accompanying financial statements.

In June 2001, the Company’s founders entered into a irrevocable share forfeiture agreement, whereby the founders collectively forfeited 1,200,000 shares. The forfeiture of the shares is irrevocable and the founders received no consideration for their shares.

9.    Stock Option Plans

In April 2000, the Company adopted the 2000 Stock Option Plan (“the Plan”). Under the Plan, the Board of Directors may grant incentive and nonqualified stock options to purchase shares of the Company’s common stock to eligible employees, board members and directors of the Company at fair value as determined by the Board of Directors. The exercise price per share for an option granted to an individual owning stock representing more than 10% of the Company at the time of grant cannot be less than 110% of the fair market value. Incentive and nonqualified stock options granted to all other persons shall be granted at a price no less than 100% and 85%, respectively, of the fair market value. Options generally expire six years after the date of grant and vest over four years.

Options to purchase 55,375 and 0 shares of common stock were vested at December 31, 2001 and 2000, respectively. Options to purchase 70,735 common shares were available for future grant under the Plan at December 31, 2001. The following table summarizes the option activity under the Plan:

	Shares Under Option
	Number of Shares	Weighted Average Exercise Prices
Balance, April 3, 2000	—	$—
Granted	221,500	7.22
Exercised	—	—
Cancelled	—	—

Balance, December 31, 2000	221,500	7.22
Granted	238,515	8.62
Exercised	—	—
Cancelled	(130,750)	8.19

Balance, December 31, 2001	329,265	$7.85

BeAtHome, Inc.

NOTES TO FINANCIAL STATEMENTS—(Continued)

The following table summarizes information about stock options outstanding and exercisable at December 31, 2001:

	Options Outstanding
Exercise Prices	Number Outstanding	Weighted- Average Remaining Contractual Life	Number Exercisable
$4.00	41,000	4.29	10,750
$8.00	230,925	5.25	44,625
$10.00	57,340	5.53	—

Total	329,265		55,375

As of December 31, 2001, 400,000 shares of common stock were reserved for the plan.

The Company accounts for the Plan under APB Opinion No. 25 under which no compensation expense has been recognized as the exercise price equalled the fair value at the date of grant. Had compensation expense for the Plan been determined consistent with SFAS No. 123, the net loss would have been adjusted to the following pro forma amounts:

	December 31,
	2001	2000
Net loss:
As reported	$(5,267,945)	$(2,793,581)

Pro Forma	$(5,378,289)	$(2,876,519)

The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in fiscal 2001 and 2000; risk-free interest rates of 3.03 – 6.60 percent; expected dividend yield of zero percent; expected lives of 4 years; expected volatility of zero percent as the Company is a private entity.

The weighted average fair value of option grants using the Black-Scholes option pricing model was $1.23 and $1.50 for the years ended December 31, 2001 and 2000, respectively.

10.    Income Taxes

The Company accounts for income taxes under the provisions of SFAS No. 109, “Accounting for Income Taxes.” SFAS No. 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined using the current applicable enacted income tax rate and provisions of the enacted tax law.

BeAtHome, Inc.

NOTES TO FINANCIAL STATEMENTS—(Continued)

The net deferred income tax assets consists of the following:

	December 31,
	2001	2000
Deferred tax assets:
Net operating loss carryforward	$2,764,092	$426,113
Capitalized start-up costs	586,324	746,230
Temporary differences, net	165,331	9,809

	3,515,747	1,182,152
Less: Valuation allowance	(3,515,747)	(1,182,152)

Net deferred tax asset	$—	$—

As of December 31, 2001, the Company had cumulative net operating loss carryforwards of approximately $6,753,000 for both Federal and state income tax reporting purposes, which expire in various periods through 2021. Under current tax law, net operating loss carryforwards available in any given year may be limited upon the occurrence of certain events, including significant changes in ownership interests, such as an IPO or acquisition.

A valuation allowance has been recorded for the entire deferred tax asset as a result of uncertainties regarding the realization of the asset, including limited operating history of the Company, the lack of profitability to date and the uncertainty over future operating profitability and taxable income.

As of December 31, 2001 and 2000, the Company had no significant deferred tax liabilities.